                                  Exhibit 12.1

                       RATIO OF EARNINGS TO FIXED CHARGES

                                                 THREE MONTHS
                                                     ENDED
                                                    MARCH 31,                        YEAR ENDED DECEMBER 31,
                                                   ----------    ---------------------------------------------------------------
                                                      2000          1999         1998         1997          1996         1995
                                                   ----------    ---------     --------     --------     ---------    ----------
Earnings
    1.  Income before income taxes                    $ 1,221    $   4,604     $  4,202     $   3,431    $   2,540    $    1,620
    2.  Plus interest expense                           3,455       11,204        9,205         7,258        5,796         4,895
                                                      -------    ---------     --------     ---------    ---------    ----------
    3.  Earnings including interest on deposits         4,676       15,808       13,407        10,689        8,336         6,515
    4.  Less interest on deposits                       2,951        9,832        8,232         6,634        5,191         4,175
                                                      -------    ---------     --------     ---------    ---------    ----------
    5.  Earnings excluding interest on deposits       $ 1,725    $   5,976     $  5,175     $   4,055    $   3,145    $    2,340
                                                      =======    =========     ========     =========    =========    ==========

Fixed Charges:
    6.  Including interest on deposits excluding
        capitalized interest                          $ 3,455    $  11,204     $  9,205     $   7,258    $   5,796    $    4,895
    7.  Less interest on deposits (Line 4)              2,951        9,832        8,232         6,634        5,191         4,175
                                                      -------    ---------     --------     ---------    ---------    ----------
    8.  Excluding interest on deposits                $   504    $   1,372          973           624          605           720
                                                      =======    =========     ========     =========    =========    ==========

Ratio of Earnings to Fixed Charges:
     Including interest on deposits
        (Line 3 divided by Line 6)                       1.35         1.41         1.46          1.47         1.44          1.33
                                                      =======    =========     ========     =========    =========    ==========

     Excluding interest on deposits
        (Line 5 divided by Line 8)                       3.42         4.36         5.32          6.50         5.20          3.25
                                                      =======    =========     ========     =========    =========    ==========


                  PRO FORMA RATIO OF EARNINGS TO FIXED CHARGES

                                                                                THREE MONTHS
                                                                                    ENDED             YEAR ENDED
                                                                               MARCH 31, 2000      DECEMBER 31, 1999
                                                                              ----------------    -------------------
                                                                                      (Dollars in thousands)
Earnings
    1.  Income before income taxes                                                 $    1,221           $      4,604
    2.  Plus interest expense                                                           3,455                 11,204
                                                                                   ----------           ------------
    3.  Earnings including interest on deposits                                         4,676                 15,808
    4.  Plus interest expense on the junior subordinated debentures                       249                  1,000
    5.  Less Historical Interest Expense on $7.3 million in debt                          141                    335
                                                                                   ----------           ------------
    6.  Earnings after debt issuance and retirement                                     4,784                 16,473
    7.  Less interest on deposits                                                       2,951                  9,832
                                                                                   ----------           ------------
    8.  Earnings excluding interest on deposits                                         1,833           $      6,641
                                                                                   ==========           ============

Fixed Charges:
    9.  Including interest on deposits excluding capitalized interest              $    3,455           $     11,204
   10.  Plus interest expense on the junior subordinated debentures                       249                  1,000
   11.  Less Historical Interest Expense on $7.3 million of debt (Line 5)                 141                    335
                                                                                   ----------           ------------
   12.  Fixed Charges after debt issuance and retirement                                3,563                 11,869
   13.  Less interest on deposits                                                       2,951                  9,832
                                                                                   ----------           ------------
   14.  Excluding interest on deposits                                             $      612           $      2,037
                                                                                   ==========           ============

Pro Forma Ratio of Earnings to Fixed Charges:
     Including interest on deposits (Line 6 divided by Line 12)                          1.34                   1.39
                                                                                   ==========           ============

     Excluding interest on deposits (Line 8 divided by Line 14)                          3.00                   3.26
                                                                                   ==========           ============